UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 1.01    Entry into a Material Definitive Agreement

On January 13, 2021, Jaguar Health, Inc. (“Jaguar” or the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investors (the “Offering”), an aggregate of 4,437,870 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”) at an offering price of $3.38 per share, a premium to market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)), for gross proceeds of approximately $15 million before deducting the placement agent fee and related offering expenses.  The Shares are being offered by the Company pursuant to a registration statement on Form S-3 (333-248763), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 23, 2020 (the “Registration Statement”) and the related base prospectus included in the Registration Statement.  The Company expects to file the prospectus supplement for the Offering on or about January 14, 2021.

The Offering is expected to close on January 15, 2021, subject to the satisfaction of customary closing conditions.

On January 13, 2021, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg” or the “Placement Agent”), pursuant to which the Company engaged Ladenburg as the sole placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares. In connection with the Offering, the Placement Agent will receive a placement agent fee in cash equal to 8% of the gross proceeds from the sale of the Shares, a management fee in cash equal to 1% of the gross proceeds from the sale of the Shares and reimbursement of $75,000 in expenses. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the Placement Agency Agreement and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Placement Agency Agreement and form or Purchase Agreement attached as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.                Other Events.

The Company issued a press release announcing the pricing of the Offering on January 13, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated January 13, 2021, by and between Jaguar Health, Inc. and Ladenburg Thalmann & Co. Inc.
10.1	Form of Securities Purchase Agreement.
99.1	Press Release, dated January 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: January 14, 2021	By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: Chief Executive Officer & President